SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                December 31, 2001
                                 Date of Report

                        (Date of Earliest Event Reported)

                                LMC Capital Corp.
             (Exact name of Registrant as Specified in its Charter)

            Suite 2602 - 1111 Beach Ave Vancouver, BC Canada V6E 1T9
                    (Address of Principal Executive Offices)

                                  604-608-4226
                         (Registrant's Telephone Number)

                                 Not Applicable
                        (Former name and former address)


         Nevada                    000-31639                    88-0436364
         ------                    ---------                    ----------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Share Purchase Agreement with K-Tronik Int'l Corporation.

The Registrant has closed its purchase of all of the issued and outstanding shares of K-Tronik Int'l Corporation.

The Registrant had agreed, pursuant to a share purchase agreement executed November 29, 2001 (the K-Tronik Agreement"), to purchase all of the issued and outstanding shares of K-Tronik Int'l Corporation ("K-Tronik") from the two holders of these shares: Mr. Robert Kim (47%) and ETIFF Holdings, LLC (a wholly owned subsidiary of Eiger Technologies Inc., a Toronto Stock Exchange listed company)(53%) by way of the issuance of 6,714,286 common shares to Robert Kim

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and 7,571,428 common shares to ETIFF Holdings, LLC ("ETIFF"). The Registrant's common shares issued to purchase the K-Tronik shares to be issued at a deemed price of $0.70 for a total purchase price of $10,000,000. These common shares were issued on December 24, 2001.

As a condition of closing the K-Tronik Agreement, the Registrant settled the debts of K-Tronik to its parent, ETIFF, in the amount of $4,071,000 by way of the issuance to ETIFF of 4,071,000 common shares of the Registrant at a deemed price of one common share per $1.00 of outstanding debt principal. However, subsequent to closing (and in connection with the preparation of ETIFF's and K-Tronik's December 2001 financial statements) it was found that the debt of K-Tronik to ETIFF was not $4,071,000 but rather $3,788,172. As a result, 282,828 common shares were returned to treasury by ETIFF and a new certificate representing 3,788,172 common shares of the Registrant was issued to ETIFF.

As a condition of closing, ETIFF was granted the option (and exercised the option) to purchase a total of 3,000,000 common shares of the Registrant from existing shareholders of the Registrant . Prior to closing, there were 4,500,000 common shares of the Registrant issued and outstanding.

The K-Tronik Agreement, the debt settlement with ETIFF and the transfer of the 3,000,000 shares of common stock were all approved by unanimous directors' resolutions dated effective December 12, 2001.

Under the terms of the K-Tronik Agreement, the directors and officers of the Registrant resigned upon closing. The Directors were replaced by Mr. Keith Attoe (also Director and CFO of Eiger Technologies Inc.), Mr. Gerry Racicot (also Director and President of Eiger Technologies Inc.) and Mr. Robert Kim (also Director and President of K-Tronik). Mr. Robert Kim was appointed as President of the Registrant, Mr. Keith Attoe as Treasurer and Mr. J.K. Lee (also controller of K-Tronik) as Secretary of the Registrant.

A copy of the K-Tronik Agreement was filed with the report on Form 8K dated December 16, 2001 on the EDGAR system.

Share Purchase Agreement with Mr. T.W. Chung to purchase Dae Gyung Corp.

Effective on December 31, 2001, the Registrant closed its acquisition of Dae Gyung Corp., a manufacturer of electronic transformers and a supplier of these transformers to K-Tronik with operations based in Korea and in the People's Republic of China.

The Registrant had agreed, pursuant to a share purchase agreement executed November 29, 2001 (the "Dae Gyung Agreement") to purchase all of the issued and outstanding shares of Dae Gyung Corp. ("Dae Gyung"), a Korean corporation, from Mr. T.W. Chung by way of issuance to Mr. Chung of 5,714,285 common shares at a deemed price of $0.70 per common share (a deemed purchase price of $4,000,000). The Dae Gyung Agreement was approved by unanimous vote of the Board of Directors of the Registrant effective December 12, 2001 and the 5,714,285 shares were issued effective December 31, 2001.

As a result of the closing of the Dae Gyung Agreement, Mr. T.W. Chung, who was concurrently appointed as a director of the Registrant, acquired a total of 5,714,285 shares of common stock of the Registrant. This represents 20.20% of the 28,288,171 issued and outstanding shares of common stock.

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Upon closing of the Dae Gyung Agreement, Mr. T.W. Chung was appointed to the
Board of Directors of the Registrant. Mr. T.W. Chung was President and Director of Dae Gyung prior to closing and remains as President and Director now that closing of the Dae Gyung Agreement has occurred.

A copy of the Dae Gyung Agreement was filed as an exhibit to the report on Form 8-K dated December 16, 2001 and filed on the EDGAR system.

Control of LMC Capital Corp.:

On December 31, 2001, LMC Capital Corp. had 28,288,171 shares of common stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the common stock of LMC Capital Corp. as of December 31, 2001 of (1) each person who is known to LMC Capital Corp. to own beneficially more than 5% of its outstanding common stock, (2) each of its directors and officers, and (3) all of its directors and officers as a group:

--------------------------------------------------------------------------------
Name and Address        Position           Amount of Stock  Percentage of Class
                                         Beneficially Owned
--------------------------------------------------------------------------------
ETIFF Holdings Inc.     5% shareholder         14,359,600          50.76%
(Eiger Technology,
Inc. subsidiary)
--------------------------------------------------------------------------------
Robert Kim           Director and President,    6,714,286          23.74%
                       5% shareholder
--------------------------------------------------------------------------------
T.W. Chung           Director,                  5,714,285          20.20%
                       5% shareholder
--------------------------------------------------------------------------------
Gerry Racicot        Director                          (1)            (1)
--------------------------------------------------------------------------------
Keith Attoe          Director and Treasurer            (2)            (2)
--------------------------------------------------------------------------------
J.K. Lee             Corporate Secretary                0              0%
--------------------------------------------------------------------------------
Directors, Officers and                        26,788,171          94.70%
5% stockholders in
total (6 Persons)
--------------------------------------------------------------------------------

1. Mr. Gerry Racicot does not personally own any common stock. However, as well as being a director of LMC Capital Corp., he is a Director and President of Eiger Technology Inc. which, through its wholly owned subsidiary ETIFF Holdings Inc., owns 14,359,600 shares of common stock of LMC Capital Corp. As stated in the table above, ETIFF holds a total of 50.76% of the issued and outstanding stock of the Company

2. Mr. Keith Attoe does not personally own any common stock. However, as well as being a director of LMC Capital Corp., he is a Director and President of Eiger Technology Inc. which, through its wholly owned subsidiary ETIFF Holdings Inc., owns 14,359,600 shares of common stock of LMC Capital Corp. As stated in the table above, ETIFF holds a total of 50.76% of the issued and outstanding stock of the Company. Mr. Keith Attoe is also a Director and Officer of ETIFF.

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As used in this current report, the terms "we", "us", "our", "our company", "the Company" and "the Registrant" mean, as the context requires, LMC Capital Corp. and its wholly owned subsidiaries, K-Tronik Int'l Corporation ("K-Tronik"), a Nevada corporation, Dae Gyung Corp. ("Dae Gyung"), a Korean corporation and K-Tronik Asia Corp. ("K-Tronik Asia"), a Korean corporation in which K-Tronik holds an 86.66% interest.

(a)   Acquisition of K-Tronik and Dae Gyung:

The terms of both the K-Tronik Agreement (whereby the Company acquired K-Tronik) and the Dae Gyung Agreement (whereby the Company acquired Dae Gyung) are described in detail in Item 1 of this report on Form 8K. Both the K-Tronik Agreement and the Dae Gyung Agreement are attached to the Company's report on Form 8K dated December 16, 2001 and filed on the EDGAR system.

 (b) Corporate History of LMC, K-Tronik and Dae Gyung:

LMC Capital Corp. was incorporated in the State of Nevada on September 2, 1999, under the name of "LMC Capital Corp.". Inc."

At its meeting of stockholders dated November 13, 2001, the stockholders of LMC approved a name change of the corporation to "K-Tronik International Corp.".
The necessary documents (including directors' resolutions) have been filed with the Secretary of State of Nevada to effect this name change but this name change has not been processed as of the date of this report on Form 8K.

K-Tronik was incorporated in the State of Nevada on March 17, 1998 under the name of "K-Tronicks, Inc.". Its name was changed to "K-Tronik Int'l Corporation" on August 7, 1998. K-Tronik was formed by its former parent, Eiger Technology, Inc. and a predecessor company, K-Tronicks Industries Inc. (a New Jersey corporation incorporated in 1995) as a joint venture. Shares in K-Tronik were issued to the two (at that time) shareholders, Mr. Robert Kim (in exchange for vending in the assets of K-Tronicks Industries, Inc.) and Eiger Technology, Inc. (in exchange for financing the company). K-Tronik has one subsidiary, K-Tronik (Asia) Corp., a Korean corporation incorporated on May 31, 1998, of which it owns 86.66%.

Dae Gyung was incorporated under the laws of the Republic of Korea on July 31, 1998. On November 10, 1991 Dae Gyung established its operating subsidiary, Qingdao Haidong Production Co. Ltd. in Qindao, China under the laws of the People's Republic of China.

(c) K-Tronik's Products and Technology

K-Tronik is an energy efficiency lighting company. K-Tronik has been in the business of designing and manufacturing electronic ballasts for the last five
(5) years and brings with it key personnel who have lighting ballast manufacturing experience of over ten (10) years. K-Tronik is a leading North American, electronic ballast manufacturer. K-Tronik ballasts have recently been installed in JFK Airport, J.F. Kennedy Center, Ford Motor Corporation, Chase

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Manhattan Bank, Citibank, Florida Department of Transportation as well as numerous schools and hospitals throughout United States. K-Tronik currently manufactures ballasts for the US, Canadian, Asian, Latin-American and European markets although past sales have focussed on the United States.

K-Tronik is particularly active with supplying ESCOs (Energy Services Companies) ballast products used in generating energy savings for customers' commercial and industrial buildings.

A "ballast" is a device in lighting systems that operates fluorescent lights. The ballast provides the necessary starting voltages, frequency and wattage to a fluorescent lights while limiting and regulating the current during the light's operation. Without a ballast, a fluorescent light would be destroyed immediately when voltages were applied by switching it on. Many people recognize ballasts as the "black boxes" in their fluorescent light fixtures at home that are visible when they replace the fluorescent tubes.

Electronic ballasts use semi-conductor components to increase the frequency of fluorescent light operation. The smaller inductive components provide the light's current control. Fluorescent system efficiency is increased due to high frequency light operation. Electronic ballasts, when used with T-8 fluorescent light systems, result in about a 30% savings of electricity when compared to conventional T-12 40watt light systems (or bulbs).

K-Tronik's main sales target is the niche market which other, larger manufacturers find too small to accommodate and the design and custom manufacture of specialty ballasts has been key to K-Tronik's acceptance in the lighting industry.

K-Tronik has a number of product lines including its new "MVP" product line which is designed to cater to growing market demand for multi voltage electronic ballast products.

(d) Dae Gyung's Products and Technology:

Dae Gyung is a small electronic transformer manufacturer that began operations in 1988. Dae Gyung has been supplying electronic transformers, a key component of electronic ballasts, to K-Tronik since early 2000. Dae Gyung also produces AC/DC adaptors (its largest growth sales item), power transformers and small items such as choke coils and EMI filters.

(e) Key Employees

The key employees of K-Tronik include the following:

Mr. Robert Kim, President:

Robert Kim has a number of years of experience in the ballast industry in sales and management roles.

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Mr. John Andrews, Director of Sales and Operations of K-Tronik:

John Andrews joined K-Tronik in June of 1999. His responsibilities include managing national sales, inventory management, credit and collection and corporate marketing. John Andrews was employed by LG Industrial Systems USA (a small ballast manufacturer) from 1996 to 1999 as Director of Sales and Operations.

K-Tronik, on occasion, utilizes the services of engineering and design consultants where its internal expertise is insufficient or otherwise committed to other projects.

K-Tronik has a total of 6 employees and K-Tronik (Asia) has a total of 40 employees. The majority of K-Tronik (Asia)'s employees (25) are involved in production / manufacturing positions. A total of 5 employees (2 in K-Tronik and 3 in K-Tronik (Asia)) are involved in Research and Development and Engineering positions.

K-Tronik, through hirings from industry competitors, has attempted to build service, distribution and sales capability. Hirings have come from Motorola (which ceased ballast production operations in 1999) and from Magnetek.

(f) Key employees of Dae Gyung:

Dae Gyung has a total of 37 employees (15 in management and 22 in labour) in Korea and 310 employees in its subsidiary in China (10 in management and 300 in production / manufacturing positions).

Mr. T.W. Chung, President of Dae Gyung and Director of LMC Capital Corp.

Its key employee is T.W. Chung, its founder and President who was appointed as a Director of LMC Capital Corp. on December 31, 2001. T.W. Chung has extensive experience in the electronic product manufacturing sector having operated Dae Gyung for almost 14 years.

(g) Product Pricing

As electronic ballasts have become more of a commodity item in the lighting industry over time, the prices for ballasts have dropped from $20.00 to $11.27 on average from 1993 to 2001.

Electronic components (such as those manufactured by Dae Gyung) have also become more of a commodity over time and have also experienced price decreases.

The result has been increasingly difficult competition, mergers and closures in the ballast industry and attempts by many major companies to find low labour cost jurisdictions (such as China or Mexico) in which to manufacture product.

(h) Intellectual Property

K-Tronik has applied for US patents on its MVP product line and these patents are pending.

The "K-Tronik" name has been trademarked in the United States but not in other jurisdictions.

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Dae Gyung does not have any patents or trademarks due, in part, to the nature of its business in the past of producing for other manufacturers (such as Magnetek) and a past business focus on low cost production, not independent product development.

(i) Research and Development

K-Tronik and its engineering team engage in ongoing research and development relating mostly to product design and market requirements. The result has been the introduction of a number of products in the last two years which are designed to meet changing consumer demands, regulatory requirements and energy saving goals.

Dae Gyung has a small engineering and product design / development staff which has, in the past, focussed on the development of a broader range of electrical products which Dae Gyung can produce (eg. The introduction of AC/DC adaptors to its product line in February 2000 with final CE and U/L approval).

K-Tronik and Dae Gyung intend to merge their research and development / engineering teams now that their merger with LMC Capital Corp. is complete. The purpose of this merger of their teams is to allow them to focus on new product development in the ballast industry, in particular the development of smaller ballast products and better production systems which reduce production and delivery time (reducing costs and increasing production reliability).

(j) Markets

The market for ballasts is essentially split in two parts: the market for original installations (such as those in new buildings) where ballasts are purchased by original equipment manufacturers ("OEM"s) and the market for replacement of existing ballasts to install energy saving ballasts (the "retrofit" market).

The market for electronic ballasts grew significantly in the 1990s (000s of units) as exemplified by the following figures for 4' x 8' electronic ballasts:

Year    OEM      Retrofit
1989      713        713
1990    1,501      1,501
1991    4,172      4,172
1992    6,912      6,380
1993   13,103     10,721
1994   14,238     10,741
1995   15,334     11,065
1996   16,089     11,765

The OEM market growth has outpaced retrofit market growth.

(Source: US Census Bureau, 4' x 8' ballast models only.)

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Distribution in the OEM market is effected by a large number of distributors which typically will carry a whole range of lighting and building products. Distribution in the retrofit market is effected by energy saving companies ("ESCO"s) which will often be involved in the analysis of a buildings or institution's potential cost savings from a retrofit and which are often owned or operated by energy utilities.

There are two main types of ballast products: those which rely on magnetic technology ("magnetic ballasts") to carry and regulate current in lighting and those which rely on electronic transformers ("electronic ballasts") to carry out the same functions.

There are many different types of magnetic and electronic ballasts, each suiting individual customer needs which may vary according to customer tolerance for energy consumption, EMI emissions and multi voltage needs.

Estimating the size of the ballast market overall is difficult and it varies from year to year with general economic growth, commercial and residential real estate markets and other factors (including some "shocks" to the market such as the Department of Energy's requirement for magnetic ballasts to be phased out by April 1, 2005 or the energy difficulties of California in 2000-2001 which saw demand for electronic ballasts increase).

In the year 2000, a total of 101,676,000 ballast were sold in the United States. Of these ballasts sold, 55,118,000 were magnetic ballasts and 46,558,000 were electronic ballasts (Source: US Census Bureau). The market is likely to further shift to electronic ballasts in the future because of changing regulatory requirements regarding magnetic ballasts' EMI emissions, reliability of electronic ballasts, decreasing costs of electronic ballasts over time and electronic ballasts' relative versatility. The number of electronic ballasts sold has been increasing over time at a much greater growth rate than the overall number of ballasts sold, which has been essentially flat and has not shown significant growth as a industry (Source: US Census Bureau).

The market for ballasts is experiencing significant changes which K-Tronik hopes to exploit. The United States Federal Department of Energy has mandated the elimination of magnetic ballasts n the commercial and industrial new construction or renovation industry (because of perceived EMI emissions problems and because of energy efficiency concerns, Department of Energy news release dated October 15, 1999 at www.energy.gov/HQPress) by April 1, 2005. As a result, electronic ballasts such as those manufactured by K-Tronik will capture the entire ballast market and competitors which have typically manufactured magnetic ballasts (such as Magnetek) will be forced to introduce new products or lose most of their market share.

At this time, electronic ballasts account for only 46% of ballast sales despite their perceived advantages in terms of versatility, multi voltage capacity, reduced EMI emissions and other factors.

K-Tronik manufactures and distributes only electonic ballasts.

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(k) Marketing Strategy:

K-Tronik's marketing strategy is characterized by the following:

Delivering niche products to customer groups: As a small manufacturer, K-Tronik can deliver niche or specialty products which it is uneconomical or unattractive for its larger competitors to deliver.

Exploiting market changes: As a manufacturer of electronic ballasts, K-Tronik is likely to experience sales growth due to the banning of magnetic ballasts by the US Department of Energy in 2005 in commercial and industrial installations.

Building brand name recognition: With sales expanding in the five years since its founding, K-Tronik is becoming more recognized in this industry where brand name recognition is important to overall acceptance of your products by customers.

Focussing on ballasts with energy efficiency advantages: K-Tronik's ballasts (because they are electronic) are less susceptible to variations in power grid currents ("brownouts") which have occurred in the United States and South America in recent years. K-Tronik hopes to continue developing products which have some superiority in this area and to exploit markets where this competitive factor is key (eg. California, the Northeastern United States, South America).

Focussing on relationships with ESCOs: the retrofit market has a higher margin than the OEM market and, as a result, relationships with ESCOs are crucial in building profitability.

(l) Competitors in the ballast industry:

The chief competitors in the ballast industry are Advance (a division of Philips), Magnetek and Osram (a division of Sylvania). Motorola was also a competitor until 1999 when it sold its ballast manufacturing, distribution and sales division to Osram (Sylvania).

Advance (Philips) had approximately 25% of the ballast market, Magnetek had approximately 22.5% of the ballast market and Osram (Sylvania) had approximately 16.5% of the ballast market. (US Census Bureau). SLI (a division of Valmont Industries Inc.) had approximately 13% of the market. ESI (a division of Energy Savings Inc.) is also a competitor with 10% of the market in 2001.

K-Tronik and two other small competitors combined had only 13% of the ballast market.

It is possible but unlikely (because of the existing low margins and highly competitive atmosphere) that additional competitors will enter the ballast market.

(m) Competitive Factors in the Market:

K-Tronik has a number of strengths and some weaknesses relating to the competitive factors in the ballast manufacturing industry.

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The main competitive factors in the ballast market are as follows:

-brand name recognition (credibility)
-low cost production
-quality and length of customer relationships
-distribution (warehousing and shipping) capabilities
-new product development capability
-quality (reliability) of ballast products
-relationships with ESCO (Energy Saving Companies) for industrial and commercial energy savings retrofits
-increasingly, ability to produce electronic rather than magnetic ballasts

Each of its competitors has strengths and weaknesses. Magnetek is a manufacturer of magnetic ballasts only. ESI (Energy Savings) has only "plug in" ballast models that fit a minority of fixtures (most fixtures require lead wires, especially in industrial and commercial fixtures). Advance does not have low cost overseas production at this time (although it is in the process of developing such production).

K-Tronik hopes to take advantage of low cost production (particularly with the closing of the Dae Gyung Agreement) in China. In a highly competitive industry, this low cost production could be key to its long term profitability and survival.

K-Tronik has begun to sell direct to consumers while its largest competitors (because of established intercorporate relationships) must often sell through distributors. This gives K-Tronik a chance to capture the profits normally realized by those distributors.

K-Tronik and K-Tronik (Asia) have an experienced Korean and American engineering team to allow it to develop mew products in response to changes in the ballast market (such as those which are periodically created by regulatory changes or initiatives).

K-Tronik, through its hiring of many former employees of competitors, has long term relationships with many customers and has itself (through its own sales) built its long term relationships. K-Tronik is building name recognition through advertising (trade magazines and shows) in addition to its sales.

K-Tronik has a well run warehousing and shipping department which, because it ships only ballasts, is focussed on delivering ballasts on a timely basis unlike large competitors with a wide range of products.

K-Tronik is able to market directly to customers because it does not have distribution divisions (such as its larger competitors, Osram (Sylvania) and Advance (Philips)) for which ballasts may be a small item or a low priority.

K-Tronik is actively attempting to expand its sales in ESCO (Energy Saving Company) and South American markets, growing segments which its major

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competitors have not seemed to target. The ESCO (Energy Saving Company) market is particularly important. ESCOs perform engergy usage audits and evaluations to large companies, the US government, hospitals, school systems and other groups. Most ESCOs are owned by large utility companies. They typically will recommend upgrade of existing ballasts to bring cost savings to their customers. These ESCO companies continue to gain ballast market share annually and have become a key base for ballast purchases. Approximately 50% of buildings and institutions in the US have not yet retrofitted to energy saving electronic ballasts (Market Studies Inc., North Carolina).

However, K-Tronik is still a minor player in the ballast industry. It does not have the brand name recognition that Sylvania or Motorola have. It does not have the strategic business relationships with distributors (or ownership of them) that its major competitors have. It does not have access to the same financial resources that its largest competitors may have through their parent companies.

Risk Factors Associated with our Business:

The following risks should be considered carefully. Our business, financial condition and results of operations could be materially and adversely affected by any of the following risks:

-   We may be unable to attract or retain customers;
- We may be unable to anticipate changes in the ballast market or in our customers' needs;
- Our infrastructure may fail (including production and distribution) to efficiently handle the volumes they are required to handle;
-   We haven't paid dividends and don't know if or when we will be able to;
- Changes in laws (especially laws relating to energy saving devices and regulatory requirements or specifications) could potentially hurt our business if we are unable to develop new products or redesign existing products;
- If we succeed in increasing our sales, we might not be able to handle a rapidly expanding operation and various problems associated with this (such as installations, timing and amount of capital expenditures, limits to production capacity in the K-Tronik (Asia) and Dae Gyung plants and other problems);
- We rely on our Korean and Chinese manufacturing operations (through our subsidiaries K-Tronik (Asia) and Dae Gyung. As a result, we are vulnerable to significant downturns in these countries' economies, currency instability, political instability and other potential risks.
- We will have to rely on future equity financing (which could dilute existing shareholders) because we do not have sufficient revenue to fund ongoing operations right now and are not profitable;
- We may not be able to obtain future equity or debt financing, especially if economic or securities market conditions deteriorate further;
- We are very dependent on our key personnel and management and if they leave, they make some of our customers with them;
- General economic conditions may affect funding for energy retrofit initiatives through federal, state and provincial budget cuts and we are particularly vulnerable to this because many of our customers are government institutions or hospitals and schools;
- We believe that our profitability in the future will depend on our ability to build relationships and in some cases acquire ESCOs. There is no certainty that we will be able to build these relationships or that we will have the funds necessary to acquire ESCOs.

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(n) Forward Looking Statements

This report includes `Forward Looking Statements' within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included in many places in this Form 8K including in "Future Plan of Operations" and in discussions of the market for SchoolWeb's products and its size. Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. See "Risk Factors Associated with North Pacific and Its Business" herein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

(o) Description Of Property

LMC Capital Corp. currently does not have any physical property.

K-Tronik (Asia) and K-Tronik do not have any physical property other than their production and office equipment. K-Tronik(Asia)'s plant in Korea is leased (as is the office and warehousing space of K-Tronik in New Jersey). K-Tronik
(Asia)'s plant has a production capacity of 100,000 ballast pieces per month.

Dae Gyung is the owner of 4,700metres squared of land in Qingdae City in the Province of Shandong in China and the building on this land where its production takes place. The production capacity of its plant in this building is 500,000 transformers per month, 300,000 ac/dc adapters per month and 500,000 line filters / coils per month.

(p) LMC Capital Corp.'s Directors, Executive Officers, Promoters and Control Persons

The following persons are the directors, executive officers, promoters and control persons of North Pacific:

--------------------------------------------------------------------------------
Name                   Position                              Term of Office*1*2
--------------------------------------------------------------------------------
Robert Kim             President and Director          Expires November 12, 2002
--------------------------------------------------------------------------------
Gerry Racicot          Director                        Expires November 12, 2002
--------------------------------------------------------------------------------
Keith Attoe            Director and Treasurer          Expires November 12, 2002
--------------------------------------------------------------------------------
T.W. Chung             Director                        Expires November 12, 2002
--------------------------------------------------------------------------------
J.K. Lee               Corporate Secretary             *2
--------------------------------------------------------------------------------

1. Directors, whether appointed at a meeting of stockholders or by the remaining directors, are appointed until the next annual meeting of stockholders. As LMC Capital Corp. had its annual meeting of stockholders on November 12, 2001 (and its annual meeting of stockholders is held approximately every twelve months), all of the directors' terms expire on or around November 12, 2002.
2. The President, Secretary and Treasurer do not have a set term of office. They serve at the pleasure of the Directors and can be removed at any time by the Directors.

Robert Kim, President and Director

Robert Kim, in addition to being President of LMC Capital Corp., is President and CEO of K-Tronik Int'l Corp. Mr. Kim began work in the lighting and energy management industry in 1990. He was the founding President of Daewoo America's subsidiary, King Tech, which in its first year produced sales exceeding $15 million. Mr. Kim also worked with GoldStar Electronic Ballast Corporation from 1993 until he founded K-Tronicks Industries, Inc. (a predecessor company of K-Tronik) in 1995.

Gerry Racicot, Director

Gerry Racicot, in addition to being a director of LMC Capital Corp., is director and President of Eiger Technology, Inc. Eiger Technology, Inc., of which K-Tronik was an operating division until the closing of the K-Tronik Agreement, is a diverse manufacturer and distributor of a number of products in the technology and commercial lighting industries. Eiger Technology Inc. is listed for trading on the Toronto Stock Exchange and its shares are also posted for trading through the facilities of the NASD's OTCBB. Gerry Racicot was, from 1988 to 2001, President of ADH Custom Metal Fabricators Inc. and Vision Unlimited Equipment Inc., companies which manufacture and distribute various lighting and other products.

Keith Attoe, Treasurer and Director

Keith Attoe, in addition to being a director and Treasurer of LMC Capital Corp., is director and CFO of Eiger Technology, Inc. A chartered accountant by background, Keith Attoe has been with Eiger Technology, Inc. since 1996.

T.W. Chung, Director

T.W. Chung is the founder and still President of Dae Gyung and has operated Dae Gyung for approximately 14 years. As a result, he has accumulated significant knowledge of low cost production techniques and the manufacture, distribution and sale of electronic products including electronic ballasts.

J.K. Lee, Corporate Secretary

J.K Lee, in addition to being Corporate Secretary of LMC Capital Corp., is the controller of K-Tronik.

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Page 14


Each officer and director generally serves until the next annual meeting of stockholders or until such time as he or she resigns. The officers of the Company are appointed at the pleasure of the board of directors and may be removed at any time (subject to labour laws and other constraints).

(q) Executive Compensation

                        Summary Compensation Table

---------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                            Long-term compensation
                                       ------------------------------------------------------------------------------------------
                                                                                      Awards              Payouts
                                                                          ------------------------------------------
  Name and           Year         Salary        Bonus            Other      Restricted   Securities        LTIP        All other
  principal                        ($)           ($)            annual        stock      underlying       payouts       compen-
  position                                                      compen-      award(s)     options/          ($)         sation
                                                                sation         ($)          SARs                          ($)
                                                                 ($)                        (#)

    (a)              (b)           (c)           (d)             (e)           (f)          (g)             (h)           (i)
---------------------------------------------------------------------------------------------------------------------------------
Robert Kim(2)      2000          $150,000      --              --           --            --              --         --
President &                             0      --              --           --            --              --         --
Director           2001          $172,000      --              --           --            --              --         --
---------------------------------------------------------------------------------------------------------------------------------
Keith Attoe        2000                --      --              --           --            --              --         --
Treasurer &        2001                --      --              --           --            --              --         --
Director
---------------------------------------------------------------------------------------------------------------------------------
Gerry Racicot      2000                --      --              --           --            --              --         --
Director           2001                --      --              --           --            --              --         --
---------------------------------------------------------------------------------------------------------------------------------
T.W. Chung         2000                (3)     --              --           --            --              --         --
Director           2001                (3)     --              --           --            --              --         --
---------------------------------------------------------------------------------------------------------------------------------
J.K Lee(1)         2000                --      --              --           --            --              --         --
Corporate          2001           $11,000      --              --           --            --              --         --
Secretary
---------------------------------------------------------------------------------------------------------------------------------

(1)   J.K. Lee is paid by LMC Capital Corp.'s subsidiary, K-Tronik. As J.K.
      Lee only joined K-Tronik in September of 2001, his salary figure does not reflect his annual salary of $33,000.
(2)   Robert Kim is paid by LMC Capital Corp.'s subsidiary, K-Tronik.
(3) The Company is awaiting receipt of audited financial figures from Dae Gyung to determine these figures.

LMC Capital Corp., at its annual meeting of stockholders held on November 13, 2001, approved a stockholders' resolution to adopt a Stock Option Plan. As a result, some or all of the persons named above may be granted options in the future. To date, no options have been granted or are contemplated to be granted.

Other than as stated below, there is no known relationship between any of the Directors and Control persons with major clients or providers of essential products and technology, nor are there any known related transactions.

(r) Description Of Securities.

LMC Capital Corp. is authorized to issue 100,000,000 shares of the common stock of which 28,288,171 shares of common stock were issued and outstanding as of December 31, 2001. Each outstanding share of the common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of the common stock (i) have equal rights to dividends from funds legally available therefore, when, and if, declared by our the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of the common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

The holders of the common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares of common stock, voting for the election of directors, can elect all directors of LMC Capital Corp. if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any of the directors.

(s) Litigation

LMC Capital Corp. and its subsidiaries are not party to any litigation and have no knowledge of any threatened or pending litigation against them.

(t) Market For LMC Capital Corp.'s Securities

Currently LMC Capital Corp.'s common stock does not trade on any exchange or quotation system including the NASD's OTCBB.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

   Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

   Not applicable.

ITEM 5. OTHER EVENTS

   Successor Issuer Election

Upon closing of the Share Purchase Agreement on September 10, 2001, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, LMC Capital Corp. elects, should that election be necessary, to remain an issuer for reporting purposes under the Securities Exchange Act of 1934 (the "Exchange Act") and will continue to report under the Exchange Act.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

Upon closing of the K-Tronik Agreement, William J. Little, Philip Cassis and Christopher D. Farber resigned as directors and officers of LMC Capital Corp. Upon closing of the K-Tronik Agreement, Gerry Racicot, Keith Attoe and Robert Kim were appointed as directors and officers of LMC Capital Corp. Upon closing of the Dae Gyung Agreement, T.W. Chung was appointed a director of LMC Capital Corp.

ITEM 7. FINANCIAL STATEMENTS

The Company anticipates filing an 8K/A on or before March 2002 which will include pro-forma financial statements for the Company including the past operations of K-Tronik and Dae Gyung.

ITEM 8. CHANGE IN FISCAL YEAR

   Not applicable.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              LMC Capital Corp.



                              By:  /s/ Robert Kim
                                 -------------------------------
                              Robert Kim, Director and President

Dated: January 11, 2002